EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
FEBRUARY 20, 2003


Contact:

James H. Moss
Chief Financial Officer
(717) 909-2247

     WAYPOINT FINANCIAL CORP. ANNOUNCES FIFTH STOCK REPURCHASE PROGRAM

HARRISBURG, PA -- Waypoint Financial Corp. (Nasdaq: WYPT) announced that its board of directors today authorized a stock repurchase program to acquire up to five percent of outstanding shares of company stock or approximately 1,643,000 shares.

     The program represents the fifth stock repurchase announced by the company since September 2001. Shares will be acquired through open market or negotiated transactions and will be held by the corporation as treasury stock.

     Waypoint Financial Corp. is a $5.4 billion bank holding company for Waypoint Bank, which is headquartered in Harrisburg, Pennsylvania with a network of 59 branches. Waypoint Bank operates 51 branches in Dauphin, York, Lancaster, Cumberland, and Lebanon counties in southcentral Pennsylvania and 8 branches in Baltimore, Harford and Washington counties in northern Maryland. Waypoint provides a full range of financial services including banking for retail, commercial, and small business customers, mortgages, trust and investment, brokerage, and insurance services to over 120,000 households and businesses.

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